EXHIBIT 23.1
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
                                    SPECTOR & WONG, LLP
HAROLD T. SPECTOR, CPA           CERTIFIED PUBLIC ACCOUNTANTS        80 SOUTH LAKE AVENUE
CAROL S. WONG, CPA                    (626) 584-5877                 SUITE 723
                                    FAX (626) 584-6447               PASADENA, CALIFORNIA 91101
                                  rspectorcpa@earthlink.net
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporated by reference in this Registration Statement on Form S-8 of our report dated April 5, 2003, relating to the consolidated financial statements and financial schedule of Circle Group Holdings, Inc. and subsidiaries (f/k/a Circle Group Internet, Inc.), which appears in Circle Group Holding's Annual Report on Form 10-KSB for the year ended December 31, 2002.





Spector & Wong, LLP
Pasadena, California
September 16, 2003